UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2005

GREAT WESTERN BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

Iowa	001-15215	42-0867112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10834 Old Mill Road, Suite One

Omaha, NE 68154-2648

(Address principal executive offices)

Registrant’s telephone number, including area code: (402) 333-8330

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 4, 2005, Great Western Bancorporation, Inc. redeemed, at par, 100,000 shares of its $100 Par, Floating Rate, Series 3, Non-voting, Non-cumulative, Perpetual Preferred Stock. The redemption will slightly decrease Great Western’s leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratio; however, the ratios will remain above the minimum capital requirements imposed by regulatory agencies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORPORATION, INC.

By:	/s/ DANIEL A. HAMANN
Daniel A. Hamann, President

Date: February 8, 2005